UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2009

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 – 215 Neave Road, Kelowna, British Columbia, Canada	V1V 2L9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (250) 491-8111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into Material Definitive Agreement.

EPOD Solar Inc. (formerly Allora Minerals, Inc.) (the "Company") announced that, effective July 21, 2009, it entered into a binding letter of intent with Optisolar Technologies Inc. a corporation duly formed under the laws of the State of Delaware, ("Opti") (collectively the "Parties"), setting forth the principal terms pursuant to which the Company will purchase all of the assets of Opti ("Opti Assets"), (the " Assets Acquisition").

The binding letter of intent does not include all of the terms applicable to the Assets Acquisition, and the Parties have agreed to negotiate and enter into definitive legal documentation, as necessary, to evidence the Assets Acquisition contemplated below:

1.         The Company shall acquire the Opti Assets for a purchase price equal to $260,000,000 (two hundred and sixty million dollars) to be paid in shares of common stock of the Company at a price of $21.66 (twenty-one dollars and sixty-six cents) per shares for a total of 12,003,694 (twelve million three thousand six hundred and ninety-four) shares of the Company’s common stock ("Payment Shares").

2.         The Parties agree and undertake to enter into a mutually agreeable definitive assets purchase agreement and any other documents necessary for the Assets Acquisition ("Assets Acquisition Documents"), within 30 (thirty days) of the signing of the binding letter of intent, or as soon as practicable thereafter.

3.         The letter of intent shall terminate if the Parties are unable to enter into Assets Acquisition Documents within 120 (one hundred and twenty) days of the signing of the binding letter of intent.

The description of the binding letter of intent contained in this Item 1.01 is qualified in its entirety by reference to the full text of the binding letter of intent filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

SECTION 8         OTHER EVENTS

ITEM 8.01            OTHER EVENTS

On July 21, 2009, the Company issued a press release announcing the execution of the Binding Letter of Intent, which is filed as an exhibit hereto.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

10.1	Binding Letter of Intent, dated effective July 21, 2009, by and between EPOD Solar Inc. (formerly Allora Minerals, Inc.), Optisolar Technologies Inc. and EPOD Solar Inc.

99.1	Press release dated July 21, 2009, of EPOD Solar Inc. (formerly Allora Minerals, Inc.), announcing the execution of the Binding Letter of Intent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By:	/s/ Michael Matvieshen
Michael Matvieshen
President and Chief Executive Officer

Date: July 27, 2009